EXHIBIT 99.1

Apyx Medical Corporation Reports Third Quarter 2024 Financial Results;

Updates Full Year 2024 Financial Outlook and Introduces Full Year 2025 Financial Outlook

●   Strengthened balance sheet with a common stock registered direct offering with gross proceeds of approximately $7.0 million; and amended revenue covenants for the Company’s credit agreement with Perceptive

●   Announces cost savings restructuring program to better focus, optimize and streamline operations, including a nearly 25% reduction in U.S. workforce

●   Announces 9% overall growth in single-use handpiece revenue and 15% growth in the U.S.

●   Management to host a conference call today at 8:00 a.m. ET

CLEARWATER, FL — November 8, 2024 - Apyx Medical Corporation (NASDAQ:APYX) (“Apyx Medical;” the “Company”), the manufacturer of a proprietary helium plasma and radiofrequency platform technology marketed and sold as Renuvion®, today reported the financial results for its third quarter ended September 30, 2024, updated its financial expectations for the full year ending December 31, 2024, and introduced its financial expectations for the full year ending December 31, 2025.

Recent Financial and Operating Highlights:

●	Total revenue of $11.5 million, a decrease of 4% year-over-year, including:

○	Advanced Energy revenue of $9.3 million, a decrease of 6% year-over-year, and
○	OEM revenue of $2.2 million, an increase of 3% year-over-year.

●	Net loss attributable to stockholders of $4.7 million, an increase of $0.1 million, or 2%, year-over-year.

●	Adjusted EBITDA loss of $2.4 million, a decrease of $0.6 million, or 20%, year-over-year.

●	Closed a $7.0 million registered direct offering with a healthcare-focused fund.

●	Amended the Company’s credit agreement with Perceptive Credit Holdings IV, LP (“Perceptive”) to significantly reduce the trailing twelve-month Advanced Energy revenue covenants. Additionally, a maximum operating expense covenant of $40.0 million and $45.0 million in for 2025 and 2026, respectively was added. Associated with the amendment, Apyx issued 150,000 shares of common stock to Perceptive Advisors.

●	Implemented a cost saving restructuring program that included an organizational reduction in force to better focus, optimize and streamline operations. Under the organizational changes, the Company will reduce its U,S. workforce by nearly 25%. The annualized future cost savings from the reduction in force is estimated to be approximately $4.3 million. The Company will incur pre-tax charges of approximately $0.6 million in the fourth quarter of 2024, mostly represented as one-time severance expenditures and other employee termination benefits. Identified over $4.0 million of additional cost savings and anticipate operating expenses to be below $40 million in 2025.

●	Right sized the Company’s board of directors to five members down from eight.

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“While our Advanced Energy sales decreased year-over-year, we were pleased with the continued resiliency of our disposable handpiece, which grew 9% overall and 15% in the U.S. Looking ahead, we expect the strength of our disposable handpiece sales to continue, and expect to ship a total of nearly 90,000 units for the full year 2024,” said Charlie Goodwin, President and Chief Executive Officer. “It has been a busy few months for us, as we initiated a cost reduction program, raised $7.0 million to strengthen the balance sheet, and amended the covenants with our lender and partner, which we believe will extend our cash runway and allow us to execute our growth strategy.”

Mr. Goodwin continued, “In addition, the Aypx team is in the final stages of developing the Ayon body contouring system, a new product that we believe will dominate the aesthetic surgical space. This system is an all-in-one platform that seamlessly integrates Renuvion, ultrasound-assisted liposuction, power-assisted liposuction, infiltration, aspiration, electrocoagulation and fat transfer into a single, streamlined device. We currently plan to submit a 510(k) for Ayon to the FDA no later than the end of the first quarter of 2025, and, pending approval, launch the system in the back half of 2025.”

In addition, as part of the cost restructuring, Todd Hornsby, Executive Vice President of Sales and Marketing, will be leaving the Company effective immediately.,” stated Mr. Goodwin. “I will be stepping into that role, in addition to my other duties. In order to free up my time, I am pleased to announce Shawn Roman has been promoted from his current position of Vice President Research and Development to Chief Operating Officer. Shawn has been with the Company since 2015 and is well qualified for his new role. “

The following tables present revenue by reportable segment and geography:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
(In thousands)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Advanced Energy	$9,288	$9,836	$(548)	(5.6)%	$26,507	$31,248	$(4,741)	(15.2)%
OEM	2,199	2,140	59	2.8%	7,373	6,439	934	14.5%
Total	$11,487	$11,976	$(489)	(4.1)%	$33,880	$37,687	$(3,807)	(10.1)%

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
(In thousands)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Domestic	$7,793	$8,652	$(859)	(9.9)%	$23,459	$27,660	$(4,201)	(15.2)%
International	3,694	3,324	370	11.1%	10,421	10,027	394	3.9%
Total	$11,487	$11,976	$(489)	(4.1)%	$33,880	$37,687	$(3,807)	(10.1)%

Third Quarter 2024 Results:

Total revenue for the three months ended September 30, 2024, decreased to $11.5 million, compared with $12.0 million in the prior year period. Revenue for the Advanced Energy segment decreased to $9.3 million, compared with $9.8 million in the prior year period. OEM segment revenue increased to $2.2 million, compared with $2.1 million for the same period last year. The decrease in Advanced Energy revenue was primarily due to a lower average selling price of generators to domestic customers, fewer domestic customer upgrades to the Apyx One Console and a decrease in international sales of new generators. These decreases were partially offset by an increased volume of single-use handpieces sold domestically and customer upgrades to the Apyx One Console internationally. The increase in OEM segment revenue was due to increased sales volume to existing customers, including Symmetry Surgical, under the Company’s 10-year generator manufacturing and supply agreement. Domestic revenue decreased 10% year-over-year to $7.8 million, and international revenue increased 11% year-over-year to $3.7 million.

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Gross profit for the three months ended September 30, 2024, decreased to $7.0 million, compared with $8.0 million in the prior year period. Gross profit margin for the three months ended September 30, 2024 was 60.5%, compared with 66.6% in the prior year period. The decrease in gross profit margins was primarily attributable to a decrease in the average selling price of generators to domestic customers, changes in the sales mix between our two segments, with our OEM segment comprising a higher percentage of total sales and geographic mix within our Advanced Energy segment, with international sales comprising a higher percentage of total sales.

Operating expenses decreased to $10.6 million for the three months ended September 30, 2024, compared with $12.6 million in the prior year period. The decrease in operating expenses was driven by a $1.0 million decrease in salaries and related costs, a $0.5 million decrease in selling, general and administrative expenses, a $0.3 million decrease in research and development expenses and a $0.2 million decrease in professional services expenses.

Other expense, net for the three months ended September 30, 2024 and 2023 was $1.0 million and $0.4 million, respectively. The increase was driven primarily by increased interest expense on higher outstanding borrowings compared to the prior year period.

Income tax expense (benefit) was $0.1 million and $(0.3) million for the three months ended September 30, 2024 and 2023.

Net loss attributable to stockholders was $4.7 million, or $0.14 per share, for the three months ended September 30, 2024, compared with $4.6 million, or $0.13 per share, in the prior year period.

Adjusted EBITDA loss for the three months ended September 30, 2024 and 2023 was $2.4 million and $3.1 million, respectively.

Financial Guidance for Full Year 2024 and 2025:

The Company is updating its financial guidance for the year ending December 31, 2024 to:

●	Total revenue is now expected to be in the range of $46.6 million to $47.6 million, representing a decrease from 2023 of approximately 11% to 9%. The Company’s prior guidance range for total revenue was $50.6 million to $52.1 million.

○	Total revenue guidance assumes:

■	Revenue from the Advanced Energy segment is now expected to be in the range of $37.2 million to $38.2 million, representing a decrease from 2023 of approximately 14% to 12%. The Company’s prior guidance range for Advanced Energy revenue was $41.6 million to $43.1 million.

■	Revenue from the OEM segment is now expected to be approximately $9.4 million, representing growth of approximately 5% from 2023. The Company’s prior guidance for OEM revenue was approximately $9.0 million.

●	Net loss attributable to stockholders is now expected to be approximately $25.0 million, compared to $18.7 million for the year ended December 31, 2023. The Company’s prior guidance range for net loss attributable to stockholders was $24.5 million to $23.5 million.

The Company is introducing revenue guidance for the year ending December 31, 2025:

●	Total revenue in the range of $47.6 million to $49.5 million, representing growth of approximately 2% to 6% year-over-year, compared to $46.6 million the low-end of the updated total revenue guidance for the year ended December 31, 2024.

○	Total revenue guidance assumes:

■	Advanced Energy revenue is expected to be in the range of $39.1 million to $41.0 million, representing growth of approximately 5% to 10% year-over-year, compared to approximately $37.2 million the low-end of the revenue guidance for Advanced Energy for the year ended December 31, 2024.

■	OEM revenue is expected to be approximately $8.5 million, representing a decrease of approximately 10% year-over-year, compared to the updated OEM revenue guidance of $9.4 million for the year ended December 31, 2024.

●	The Company also expects operating expenses of less than $40 million for the year ended December 31, 2025.

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Conference Call Details:

Management will host a conference call at 8:00 a.m. Eastern Time on November 8, 2024 to discuss the results of the third quarter, and to host a question and answer session. To listen to the call by phone, interested parties may dial 877-407-9039 (or 201-689-8470 for international callers) and provide access code 13749764. Participants should ask for the Apyx Medical Corporation call. A live webcast of the call will be accessible via the Investor Relations section of the Company’s website (click here) and accessible directly (click here).

An archive of the webcast will be accessible approximately one hour after the live event ends on the Investor Relations section of the Company’s website (click here).

Investor Relations Contact:

Jeremy Feffer, Managing Director LifeSci Advisors

OP: 212-915-2568

jfeffer@lifesciadvisors.com

About Apyx Medical Corporation:

Apyx Medical Corporation is an advanced energy technology company with a passion for elevating people’s lives through innovative products, including its Helium Plasma Platform Technology products marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Renuvion and J-Plasma offer surgeons a unique ability to provide controlled heat to tissue to achieve their desired results. The effectiveness of Renuvion and J-Plasma are supported by more than 90 clinical documents. The Company also leverages its deep expertise and decades of experience in unique waveforms through OEM agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to, projections of net revenue, margins, expenses, net earnings, net earnings per share, or other financial items; projections or assumptions concerning the possible receipt by the Company of any regulatory approvals from any government agency or instrumentality including but not limited to the U.S. Food and Drug Administration (the “FDA”), supply chain disruptions, component shortages, manufacturing disruptions or logistics challenges; or macroeconomic or geopolitical matters and the impact of those matters on the Company’s financial performance.

Forward-looking statements and information are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause the Company’s actual results to differ materially and that could impact the Company and the statements contained in this release include but are not limited to risks, uncertainties and assumptions relating to the regulatory environment in which the Company is subject to, including the Company’s ability to gain requisite approvals for its products from the FDA and other governmental and regulatory bodies, both domestically and internationally; the impact of the March 14, 2022 FDA Safety Communication on our business and operations; sudden or extreme volatility in commodity prices and availability, including supply chain disruptions; changes in general economic, business or demographic conditions or trends; changes in and effects of the geopolitical environment; liabilities and costs which the Company may incur from pending or threatened litigations, claims, disputes or investigations; and other risks that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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APYX MEDICAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Sales	$11,487	$11,976	$33,880	$37,687
Cost of sales	4,533	3,998	13,484	12,857
Gross profit	6,954	7,978	20,396	24,830
Other costs and expenses:
Research and development	1,142	1,409	3,963	4,037
Professional services	1,648	1,831	5,318	5,165
Salaries and related costs	3,508	4,534	12,886	14,329
Selling, general and administrative	4,291	4,841	14,026	15,474
Total other costs and expenses	10,589	12,615	36,193	39,005
Gain on sale-leaseback	—	—	—	2,692
Loss from operations	(3,635)	(4,637)	(15,797)	(11,483)
Interest income	378	248	1,312	478
Interest expense	(1,431)	(585)	(4,254)	(1,362)
Other income (expense), net	24	(19)	2	622
Total other expense, net	(1,029)	(356)	(2,940)	(262)
Loss before income taxes	(4,664)	(4,993)	(18,737)	(11,745)
Income tax expense (benefit)	60	(318)	163	(2,519)
Net loss	(4,724)	(4,675)	(18,900)	(9,226)
Net loss attributable to non-controlling interest	(21)	(46)	(65)	(120)
Net loss attributable to stockholders	$(4,703)	$(4,629)	$(18,835)	$(9,106)

Loss per share:
Basic and diluted	$(0.14)	$(0.13)	$(0.54)	$(0.26)

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APYX MEDICAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,013	$43,652
Trade accounts receivable, net of allowance of $750 and $608	13,036	14,023
Inventories, net of provision for obsolescence of $930 and $875	9,000	9,923
Prepaid expenses and other current assets	2,109	2,764
Total current assets	52,158	70,362
Property and equipment, net of accumulated depreciation and amortization of $3,889 and $3,522	1,905	1,915
Operating lease right-of-use assets	4,820	5,162
Finance lease right-of-use assets	53	69
Other assets	1,785	1,732
Total assets	$60,721	$79,240
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,914	$2,712
Accrued expenses and other current liabilities	7,291	9,661
Current portion of operating lease liabilities	330	347
Current portion of finance lease liabilities	20	20
Total current liabilities	9,555	12,740
Long-term debt, net of debt discounts and issuance costs	33,853	33,185
Long-term operating lease liabilities	4,606	4,896
Long-term finance lease liabilities	38	53
Long-term contract liabilities	1,271	1,246
Other liabilities	201	198
Total liabilities	49,524	52,318
EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized; 34,643,926 issued and outstanding as of September 30, 2024, and 34,643,888 issued and outstanding as of December 31, 2023	35	35
Additional paid-in capital	84,289	81,114
Accumulated deficit	(73,283)	(54,448)
Total stockholders’ equity	11,041	26,701
Non-controlling interest	156	221
Total equity	11,197	26,922
Total liabilities and equity	$60,721	$79,240

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APYX MEDICAL CORPORATION

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA

(Unaudited)

Use of Non-GAAP Financial Measure

We present the following non-GAAP measure because we believe such measure is a useful indicator of our operating performance. Our management uses this non-GAAP measure principally as a measure of our operating performance and believes that this measure is useful to investors because it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We also believe that this measure is useful to our management and investors as a measure of comparative operating performance from period to period. The non-GAAP financial measure presented in this release should not be considered as a substitute for, or preferable to, the measures of financial performance prepared in accordance with GAAP.

The Company has presented the following non-GAAP financial measure in this press release: adjusted EBITDA. The Company defines adjusted EBITDA as its reported net income (loss) attributable to stockholders (GAAP) plus income tax expense (benefit), interest, depreciation and amortization, stock-based compensation expense and other significant non-recurring items.

	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2024	2023	2024	2023
Net loss attributable to stockholders	$(4,703)	$(4,629)	$(18,835)	$(9,106)
Interest income	(378)	(248)	(1,312)	(478)
Interest expense	1,431	585	4,254	1,362
Income tax expense (benefit)	60	(318)	163	(2,519)
Depreciation and amortization	144	186	457	540
Stock based compensation	997	1,351	3,175	4,200
Gain on sale-leaseback	—	—	—	(2,692)
Adjusted EBITDA	$(2,449)	$(3,073)	$(12,098)	$(8,693)

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